Exhibit 99.1

Monarch Casino & Resort Receives Interactive Gaming License

RENO, NV — (Marketwire) — 08/23/12 — Monarch Casino & Resort, Inc. (NASDAQ: MCRI) (“Monarch” or the “Company”), owner of the Atlantis Casino Resort Spa (the “Atlantis”) in Reno, Nevada, and the Riviera Black Hawk Casino in Black Hawk, Colorado, today announced that the Nevada State Gaming Commission (the “Commission”) approved the application of Monarch Casino & Resort, Inc. and its wholly-owned subsidiary, Monarch Interactive, Inc. (collectively, “Monarch”) for a license to conduct intrastate interactive gaming in the State of Nevada. Before launching the interactive gaming business, Monarch must enter into contracts with licensed interactive gaming service providers, which contracts have not yet been consummated. Nevada law currently limits permissible interactive gaming to poker.

David Farahi, Monarch Casino & Resort, Inc. Chief Operating Officer, Comment:

Monarch Casino & Resort, Inc.’s Chief Operating Officer David Farahi commented: “We are very pleased to have received one of the first two Nevada Interactive Gaming Operator licenses issued. We are evaluating several interactive poker software providers and intend to partner with the provider that can offer the best quality product to our guests.

“The Atlantis Casino Resort Spa is known as one of northern Nevada’s premier resorts and recently was awarded AAA’s prestigious Four Diamond rating. We believe that the potential for synergy between our land based and interactive gaming offerings is significant.”

About Monarch:

Monarch Casino & Resort, Inc., through its subsidiaries, owns and operates the Atlantis Casino Resort Spa, a hotel/casino facility in Reno, Nevada and the Riviera Black Hawk casino in Black Hawk, Colorado. Black Hawk is approximately 40 miles west of Denver.

The Atlantis features approximately 61,000 square feet of casino space; 824 guest rooms; eight food outlets; two espresso and pastry bars; a 30,000-square-foot health spa and salon with an enclosed year-round pool; two retail outlets offering clothing and traditional gift shop merchandise; an 8,000-square-foot family entertainment center; and approximately 52,000 square feet of banquet, convention and meeting room space. The casino features approximately 1,450 slot and video poker machines; approximately 38 table games, including blackjack, craps, roulette, and others; a race and sports book; a 24-hour live keno lounge and a poker room. The Company and its predecessors have operated a facility on the Atlantis site since 1972.

The Riviera Black Hawk Casino, which opened in 2000, is the first casino encountered by visitors arriving from Denver on Highway 119 and features approximately 32,000 square feet of casino space, 750 slot machines, 10 table games, a 250-seat buffet-style restaurant, a snack bar and a parking structure with approximately 500 spaces. Monarch owns a 1.5-acre land parcel contiguous to the Riviera Black Hawk Casino which is zoned for gaming and can be utilized for future expansion.

Forward-Looking Information:

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which are subject to change, including, but not limited to, comments relating to (i) future operating performance; (ii) economic and market conditions, (iii) plans, objectives and expectations regarding the Acquisition, and (vi) integration of the Acquisition. Actual results and future events and conditions may differ materially from those described in any forward-looking statements. Additional information concerning potential factors that could affect the Company’s financial results is included in the Company’s Securities and Exchange Commission filings, which are available on the Company’s web site at www.monarchcasino.com.

For additional information visit Monarch’s website at MonarchCasino.com

Contacts:

Ron Rowan

CFO of Monarch

(775) 825-4700

Email Contact

David Farahi

COO of Monarch

720.406.3721

Email Contact

John Farahi

CEO of Monarch

(775) 825-4700

Email Contact